Exhibit 10.32

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (this “Agreement”), effective as of this 30 day of October, 2009 (“Effective Date”), by and between Sharecare, Inc., a Georgia corporation with offices located at 3350 Peachtree Road, Suite 1500, Atlanta, GA 30326 (hereinafter “Sharecare”), and each of ZoCo 1, LLC, a limited liability company organized under the laws of the State of Delaware and located at 110 N. Carpenter Street, Chicago, Illinois 60607-2146 (“ZoCo”), Discovery SC Investment, Inc., a corporation organized under the laws of the State of Delaware and located at One Discovery Place, Silver Spring, Maryland 20910 (“Discovery”), HSW International, Inc., a company incorporated under the laws of the State of Delaware and located at One Capital City Plaza, Suite 1600, 3350 Peachtree Road, Atlanta, GA 30326 (“HSWI”), Oz Works, L.L.C. (“Oz”), Arnold Media Group, LLC (“Arnold”) (ZoCo, Discovery, HSWI, Oz and Arnold may be referred to individually as a “Licensee” or collectively as the “Licensees”).

W I T N E S S E T H:

WHEREAS, each of the Licensees owns or controls certain assets that are valuable to Sharecare in the development and launch of its business, and such Licensees have agreed to contribute certain of such assets to Sharecare pursuant to various agreements between each of them and Sharecare; and

WHEREAS, Sharecare will be developing certain proprietary technology for the operation of the Sharecare Site, and it has agreed to grant a limited license to such technology to each of the Licensees pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for and in consideration of the premises and of the mutual representations, warranties, covenants, agreements and conditions contained herein, the parties hereto agree as follows:

1. Definitions.

1.1 “Affiliates” shall mean, with respect to any person or entity, any other person or entity that, directly or indirectly, controls such individual or entity, is controlled by such individual or entity or is under common control with such individual or entity.  For the purposes of this definition, “control” (including its derivatives, such as “controlling”, “controlled” and “common control”) shall mean the legal, beneficial or equitable ownership, directly or indirectly, of the majority of the voting rights in the shareholders meeting or in any other management bodies of such entity, or effective control of the activities of such entity by contract or otherwise, or the right to elect the majority of the entity’s directors and/or officers.  Affiliates of any person or entity shall be deemed to be Affiliates of one another.  “Affiliates” shall mean with respect to a person that is an individual, any person who is an ancestor, descendant, sibling, spouse, or domestic partner of the person, or who is an ancestor, descendant or sibling of the person’s spouse or domestic partner, or which is a trust, family limited partnership or family limited liability company formed for the benefit of the person or his or her Affiliates, in each case, including adoptive relationships.

1.2 “Business Day” means each Monday through Friday, other than national holidays.

1.3 “Change of Control” means, with respect to a Licensee or Sharecare, as applicable: (a) a change in the ownership of the Licensee whether by sale of equity, consolidation, merger or otherwise, in any case in which holders of equity representing 50% or more of the voting power pre-transaction do not represent 50% or more of the voting power post-transaction; or (b) a sale of all or substantially all of the assets of the Licensee.

1.4 “Competing Business” shall have the meaning set forth in Section 2.3.

1.5 “Confidential Information” shall have the meaning set forth in Section 4.

1.6 “Derivative Works” means any and all modifications, adaptations and derivative works of the Technology to the extent they incorporate, are based on or derive from the Technology that is the subject of the licenses granted to Licensee and its Affiliates hereunder, including source code modifications that correct defects or bugs or facilitate the extensibility of the Technology to other software, software services, programs, applications or features.

1.7 “Documentation” shall mean any technical and informational material relative to the implementation and use of the Technology, including any Derivative Works thereof, including full descriptions of the source code, functional specifications, interfaces, systems architecture, diagrams, flow charts, descriptions of processes and methodologies, operating manuals, training manuals and maintenance texts, drawings, pictures, graphics, plans, and other data related thereto.

1.8 “Intellectual Property” shall mean any Licensee’s Intellectual Property, the Sharecare Intellectual Property, or both, as applicable in the context.

1.9 “Intellectual Property Rights” shall mean all proprietary rights and other rights of ownership recognized under law in works of authorship and other tangible and intangible materials, including without limitation, copyright, patent, trademark, trade name, trade dress, service mark, mask work, know-how, and trade secret, and all rights of registration and renewal.

1.10 “Licensee Entity” shall mean with respect to a Licensee, those specific entities or business generally described by it on Exhibit A attached hereto, and any other legal entity in which a Licensee has control (as defined in the definition of Affiliates above).

1.11 “Licensee Proprietary Works” shall mean any and all software, computer systems, engineered equipment, programs, applications, features, functionality, their parts, components, modules and peripherals, including technical materials and Documentation relating thereto, developed by or on behalf of a Licensee or its Affiliates, regardless of whether they operate or interact with the Technology or any Derivative Works thereof.

1.12 “Licensee Upgrade Request Period” shall have the meaning set forth in Section 2.2.

1.13 “Representatives” shall have the meaning set forth in Section 4.

1.14 “Restrictions” shall have the meaning set forth in Section 2.3.

1.15 “Sharecare Derivative Works” shall have the meaning set forth in Section 2.2.

1.16 “Sharecare Derivative Works License” shall have the meaning set forth in Section 2.2.

1.17 “Sharecare Intellectual Property” shall have the meaning set forth in Section 3.

1.18 “Sharecare Site” shall mean the top level domain web site developed and owned by Sharecare for the creation, aggregation and distribution of digital health and wellness information, content, tools and other features via Internet protocol.

1.19 “Technology” shall mean the proprietary software (including scripts, schemas, queries, executables and object and source code), programs, business processes and methodologies developed and owned by Sharecare and deployed into production as the technical platform for the Sharecare Site, including any and all Documentation related thereto and all Intellectual Property Rights therein, but expressly excluding the “look and feel” elements of the Sharecare Site, and any content contained thereon.

1.20 “Technology License” shall have the meaning set forth in Section 2.1.

1.21 “Third Party Software” means that software and those computer systems, software services, programs, applications and features and their parts, components, modules and peripherals, including Documentation thereto owned by a third party and provided to Licensee or Sharecare for use pursuant to a license.

2. License Grants.

2.1 Technology License.  As of the Effective Date, Sharecare hereby grants to each Licensee at no cost to Licensee a perpetual, fully paid, royalty-free, worldwide, non-transferable, non-exclusive, quitclaim license for Licensee and its Affiliates (subject to the Restrictions) to (a) use, reproduce, adapt, distribute, and publicly perform and display the Technology and all Documentation related thereto in connection with its and their operation of their respective businesses, and (b) sublicense the rights and licenses granted in Section 2.1(a) to any Licensee Entity (the “Technology License”).  For the sake of clarity, the Technology License shall continue in full force and effect upon any sale, transfer or other disposition of all or part of a Licensee's interest in any Licensee Entity such that the Licensee Entity can continue to use the Technology and Documentation thereafter in accordance with the foregoing license including following the expiration or termination of this Agreement.  Sharecare agrees to simultaneously deliver to each Licensee the production version of the Technology promptly following the commercial launch of the Sharecare Site.  Without limiting the generality of the foregoing, the Technology License shall expressly include the right to (i) modify and adapt the Technology to create Derivative Works thereof, and (ii) use and combine the Technology with other products and materials, in each case for use by Licensee and its Affiliates consistent with the scope and purpose of the Technology License.  Licensee and its Affiliates will have the right to exercise any and all of the foregoing rights through the use of subcontractors solely for the purpose of providing services to such Licensee and its Affiliates, in each case consistent with the scope and purpose of the Technology License.  The parties hereby agree that the Technology License is fully conditioned upon each Licensee’s agreement with the following: (A) Sharecare makes no representations or warranties of any kind or nature in connection with the Technology and related Documentation and expressly disclaims the same, (B) Sharecare shall have no obligation with respect to the Technology and related Documentation, and (C) any use by Licensee or its Affiliates or exercise of any other right granted to Licensee with respect to  the Technology and related Documentation shall be solely at its and their own risk.  It is expressly understood and agreed that the Technology shall not include any Third Party Software.

2.2 Sharecare Derivative Works.  Each Licensee shall have the right to request, by delivery of written notice to Sharecare, all then-existing Derivative Works of the Technology developed by or on behalf of Sharecare (“Sharecare Derivative Works”), if any, no more than once every six months for a period of five (5) years following the Effective Date (the “Licensee Upgrade Request Period”).  Upon receiving the request, Sharecare will provide the Sharecare Derivative Works and related Documentation to such Licensee at the cost of such Licensee in a form and format mutually agreed by the Licensee and Sharecare, and Sharecare will grant to the Licensee a perpetual, fully paid, royalty-free, non-exclusive, non-transferable, worldwide quitclaim right and license for such Licensee and its Affiliates (subject to the Restrictions) to (a) use, reproduce, adapt, distribute, and publicly perform and display the Sharecare Derivative Works and all Documentation related thereto in connection with its and their operation of their respective businesses, and (b) sublicense the rights and licenses granted in Section 2.2(a) to any Licensee Entity (the “Sharecare Derivative Works License”).  Without limiting the generality of the foregoing, the Sharecare Derivative Works License shall expressly include the right to (i) modify and adapt the Sharecare Derivative Works to create Derivative Works thereof, and (ii) use and combine the Sharecare Derivative Works with other products and materials, in each case for use by Licensee and its Affiliates consistent with the scope and purpose of the Sharecare Derivative Works License.  Nothing in this Agreement shall obligate Sharecare to create or develop any Sharecare Derivative Works.  Licensee and its Affiliates will have the right to exercise any and all of the foregoing rights through the use of subcontractors solely for the purpose of providing services to such Licensee and its Affiliates, in each case consistent with the scope and purpose of the Sharecare Derivative Works License.  The parties hereby agree that the Sharecare Derivative Works License is fully conditioned upon each Licensee’s agreement with the following: (A) Sharecare makes no representations or warranties of any kind or nature in connection with the Sharecare Derivative Works and related Documentation, and expressly disclaims the same, (B) Sharecare shall have no obligation with respect to the Sharecare Derivative Works and related Documentation, and (C) any use by Licensee or its Affiliates or exercise of any other right granted to Licensee with respect to the Sharecare Derivative Works and related Documentation shall be solely at its and their own risk.  It is expressly understood and agreed that the Sharecare Derivative Works shall not include any Third Party Software.

2.3 Restrictions.  Notwithstanding the rights granted to each Licensee under the Technology License and the Sharecare Derivative Works License, no Licensee or Licensee Entity shall have the right to use the Technology or the Sharecare Derivative Works, in whole or in part, directly or indirectly, in or for the benefit of a Competing Business (“Restrictions”).  A “Competing Business” shall be defined as any business involved in the creation, aggregation, archiving, hosting or distribution of health and wellness information and content.

2.4 Third Party Software.  Each Licensee shall be solely responsible for obtaining and maintaining at its sole cost any and all Third Party Software necessary or desirable for operation of the Technology, including any Sharecare Derivative Works thereof.

2.5 Change of Control.  If a Sharecare Change of Control occurs at any time during the Licensee Upgrade Request Period, Sharecare’s obligations under Section 2.2 shall automatically terminate as to both Sharecare and its successor in interest.  The obligations of the other parties to this Agreement shall continue in full force and effect to the extent they use the Technology or the Sharecare Derivative Works.

2.6 Notice of Infringement.  The parties agree to promptly notify each other of any actual or suspected infringement (i) of their respective interests in and to the Technology or Derivative Works and any Intellectual Property Rights therein by any third party of which they become aware, or (ii) by the Sharecare Intellectual Property on the Intellectual Property Rights of any third party of which they become aware.  Upon any notice given pursuant to clause (ii) above, Sharecare may terminate the License granted to the Licensees hereunder solely as necessary to satisfy its obligations and/or mitigate any continuing liability for potential damages under applicable law. Each Licensee shall fully indemnify and hold Sharecare harmless from and against any third-party claims and damages associated with such Licensee’s own continued use of the subject Sharecare Intellectual Property after such notice, but Sharecare agrees to waive any claims or damages (of any type or nature other than in connection with third party claims) it may have under this Agreement in connection with such continued use.

2.7 Licensee Intellectual Property.  Sharecare acknowledges and agrees that this Agreement does not confer to Sharecare, and Sharecare shall not acquire any right or license to use, any Licensee Intellectual Property whatsoever under this Agreement.

2.8 Proprietary Notices; Protection.  Each party agrees that neither it nor its Affiliates with rights under this Agreement will remove, alter or obscure, or allow any person to remove, alter or obscure, any copyright, trademark or other proprietary rights notices of the other party on, stated in or affixed to the materials of the other party, including the Sharecare Intellectual Property and any Licensee’s Derivative Works.  Any proprietary, restrictive or copyright notice included with or affixed to such materials must be reproduced or included in any whole or partial copies that are made.

3. Ownership.  Each Licensee acknowledges and agrees that all right, title and interest in and to, and ownership of, including all Sharecare Intellectual Property Rights, the Technology, the Sharecare Derivative Works, and the Documentation related thereto (such Sharecare Derivative Works are referred to collectively with the Technology and the Documentation related to both as “Sharecare Intellectual

Property”) shall at all times remain solely and exclusively with Sharecare, and neither this Section 3 nor any Licensee’s exercise of the licenses granted to it herein shall be construed as giving Licensee any right of any kind with respect thereto, except as expressly authorized hereunder.  Sharecare specifically reserves its rights in and to the Sharecare Intellectual Property not expressly licensed to Licensees in Section 2.  Further, each Licensee acknowledges and agrees that neither Section 2 nor Licensee’s exercise of the licenses granted to it herein with respect to the Sharecare Intellectual Property shall be construed as giving any Licensee any ownership interest in Sharecare’s business or its Intellectual Property Rights therein, and each Licensee understands that it shall have no ownership rights whatsoever with respect thereto under this Agreement.

4. Confidentiality.  Except as and to the extent required by law, no party will disclose, and will direct its representatives not to disclose other than as permitted herein, any Confidential Information (as defined below) with respect to the business of the other party furnished, or to be furnished, by or through such party, or their respective Representatives to the other party or its Representatives at any time or in any manner other than disclosures to directors, employees or agents (collectively, such party’s “Representatives”) on a need-to-know basis.  For purposes of this section, “Confidential Information” means any proprietary or non-public information, including trade secrets, about a party or its business or activities, whether or not specifically identified as such, and the terms of this Agreement.  For purposes of this Agreement, Confidential Information shall only include information disclosed in connection with this Agreement and Confidential Information shall not include information disclosed to a party pursuant to any other agreement between the parties, or in any other capacity, including without limitation, to a Representative of a Licensee as a director of Sharecare.  Disclosure of Confidential Information to Representatives of the parties hereto will be limited to a need to know basis under circumstances where the Representative is advised of the confidential nature of the disclosure and is advised to keep said information confidential.  Notwithstanding the foregoing, the following information shall not be deemed Confidential Information: (a) information that is already known to the recipient party or its Representatives or to others not known to the recipient party to be bound by a duty of confidentiality prior to disclosure; (b) information that becomes publicly available through no fault of the recipient party or its Representatives; (c) information that is independently developed by a party without the use of or reference to the Confidential Information of the other party; or (d) information that properly comes into the recipient party’s possession from a third party who is not known by the recipient party to be under an obligation to maintain the confidentiality of such information.  Notwithstanding anything contained herein, it shall not be a breach of this provision for any party to disclose Confidential Information pursuant to any applicable subpoena or other legal or regulatory process or to its stockholders pursuant to regulatory requirement so long as the recipient party notifies the disclosing party prior to making such disclosure.  Upon the written request of the disclosing party, the recipient party will promptly return to the disclosing party or destroy any Confidential Information in its possession and certify in writing to the disclosing party that it has done so.  Notwithstanding any other provision of this Paragraph, any party may, for purposes of filing legally required documents in connection with any SEC or other regulatory requirements, disclose the terms of this Agreement to the extent required by the applicable laws; however, all parties agree to use reasonable best efforts to secure confidential treatment for any economic or other sensitive terms prior to such disclosure.  Each party shall be responsible for any disclosure by its Representatives in violation of the terms of this Agreement.  Without limiting the generality of the foregoing, each party shall treat the Intellectual Property of each other party, all information relating to the Intellectual Property of each other party, and the terms of this Agreement as strictly confidential to that party.

5. Limitation of Damages.  EXCEPT TO THE EXTENT ARISING OUT OF A THIRD-PARTY CLAIM INDEMNIFIED PURSUANT TO SECTION 2.6, NEITHER SHARECARE NOR ANY LICENSEE SHALL BE LIABLE TO THE OTHER PARTY FOR ANY LOSS OF PROFITS OR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE, INDIRECT, DELAY OR ECONOMIC

DAMAGES WHATSOEVER (INCLUDING ANY DAMAGES FOR LOSS OF REVENUES, BUSINESS INTERRUPTION, LOSS OF BUSINESS INFORMATION, OR OTHER PECUNIARY LOSS) ARISING OUT OF OR RELATED TO THE TECHNOLOGY, DERIVATIVE WORKS AND DOCUMENTATION OR THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT OR UNDER ANY OTHER LEGAL THEORY (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE OR STRICT LIABILITY), OR FOR ANY CLAIM MADE AGAINST THE OTHER PARTY BY A THIRD PARTY, EVEN IF IT WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR CLAIM.

6. Mutual Representations and Warranties.

6.1 Authorization.  Sharecare on the one hand, and each Licensee, on the other hand, represents to the other that it has full power, capacity and authorization to enter into this Agreement, grant the rights granted to the other party hereunder, and to perform its duties and obligations hereunder.  No further act is necessary to authorize the execution and the fulfillment of this Agreement by the party.  This Agreement, properly executed by each of the parties, will constitute the legal and valid obligation of such party and will be enforceable against it in accordance with the terms set forth herein.

6.2 Validity.  Sharecare on the one hand, and each Licensee, on the other hand, represents to the other that it is legally constituted, its corporate acts have been practiced pursuant to the applicable corporations laws, it is valid and existing pursuant to the applicable laws, and it is qualified to conduct its business as it is now conducted, possessing the administrative and governmental authorization necessary to carry out its activities.  Sharecare on the one hand, and each Licensee, on the other hand, represents to the other that all the corporate acts practiced by it were properly authorized, and it has not practiced any act that constituted or resulted in violation of any of its articles, bylaws or governing documents.

6.3 No Conflict.  Each party agrees that the signature of this Agreement by it (a) does not conflict, violate or infringe in any way, or constitute or cause default (or event that when notified or having its deadline expired, or both, results in a event of default), generate the right to terminate, amend, suspend, revoke or cancel any agreements, permissions or other instruments or understandings of which such party is a party to, including any agreement not to compete; (b) does not violate any disposition of law, decree, norm or ruling, administrative or judicial order to which such party is subject, except if the effect of such violation is not relevant for the operations established in this Agreement; (c) does not require or shall not require any consent, approval or authorization from, notice to, or filing with any individual or entity, court or governmental authority; and (d) shall not result in the creation of any burden or encumbrance over any of its assets.

7. Disclaimer.  THE TECHONOLOGY AND SHARECARE DERIVATIVE WORKS ARE PROVIDED "AS IS" AND EACH LICENSEE, ITS AFFILIATES, SUBLICENSEES AND ITS AND THEIR SUCCESSORS AND ASSIGNS EXPRESSLY ASSUME ALL LIABILITY AND RISK WITH RESPECT THERETO AND SHARECARE SHALL HAVE NO LIABILITY IN CONNECTION THEREWITH.  ALL WARRANTIES AS TO THE TECHNOLOGY, SHARECARE DERIVATIVE WORKS AND DOCUMENTATION, WHETHER STATUTORY, EXPRESS OR IMPLIED, INCLUDING ALL WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT, OR ERROR-FREE OPERATION ARE DISCLAIMED IN THEIR ENTIRETY BY SHARECARE.

8. Miscellaneous.

8.1 Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, Affiliates, personal representatives, successors and assigns.  Sharecare and each Licensee may assign this Agreement and its rights hereunder to (a) any entity that acquires all or substantially all of its assets, (b) any Affiliate of said party, or (c) a successor entity in a merger or acquisition of said party; provided, that, any such assignment by a Licensee shall be expressly subject to the restrictions set forth in Section 2.3.

8.2 Governing Law.  All rights, duties and obligations arising under or related in any manner to the subject matter of this Agreement, as well as the parties’ relationship under this Agreement, shall be governed, construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

8.3 Injunctive Relief.  Each party retains its right to file to seek relief from any court of competent jurisdiction to obtain a temporary restraining order, preliminary injunction or other equitable relief in order to prevent immediate and irreparable injury, loss or damage arising from a breach by any other party of its obligations under this Agreement.

8.4 Course of Dealing.  No course of dealing on the part of any party, nor any failure or delay by any party with respect to exercising any of its rights, powers or privileges under this Agreement or law shall operate as a waiver or novation thereof.  No waiver by a party of any condition or the breach of any provision of this Agreement in any instance shall be deemed a further or continuing waiver of the same or any other condition or provision.

8.5 Headings.  The headings that appear in this Agreement are inserted for convenience only and do not limit or extend its scope.

8.6 Entire Agreement.  This Agreement constitutes the entire understanding of the parties with respect to its subject matter, and all prior agreements and understandings relating to that subject matter are superseded and canceled in their entirety.

8.7 Conflict.  If there is a conflict between this Agreement and any law, the part of this Agreement that is affected shall be curtailed only to the extent necessary to bring it within the requirements of that law.

8.8 Notices.  All notices, requests, demands, claims and other communications hereunder shall be in writing.  Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given: (a) if personally delivered, when so delivered; (b) if mailed, five (5) Business Days after having been sent by first class, registered or certified U.S. mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below; (c) if given by telecopier, once such notice or other communication is transmitted to the telecopier number specified below, provided that: (i) the sending telecopier generates a transmission report showing successful completion of such transaction; and (ii) such notice or other communication is promptly thereafter mailed in accordance with the provisions of clause (b) above or sent by nationally-recognized overnight delivery service in accordance with clause (d) below, and provided, further, that if such telecopy is sent after 5:00 p.m. local time at the location of the receiving telecopier, or is sent on a day other than a Business Day, such notice or communication shall be deemed given as of 9:00 a.m. local time at such location on the next succeeding Business Day; or (d) if sent through a nationally-recognized overnight delivery service that guarantees next day delivery, the Business Day following its delivery to such service in time for next day delivery.  All notices shall be sent to the applicable party or parties at the address set for forth above.

8.9 Counterparts.  This Agreement may be executed simultaneously in counterparts (including by way of electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.10 Amendment.  This Agreement may only be modified by written agreement of the parties.

[Signatures are on the following page]

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

SHARECARE, INC.

By:	/s/ Colin Daniel

Name:	Colin Daniel

Title:	Vice President, Finance

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

LICENSEE:

DISCOVERY SC INVESTMENT, INC.

By:	/s/ James A. Rosenstock
Name:	James A. Rosenstock
Title:	Senior Vice President, Corporate Development

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

LICENSEE:

HSW INTERNATIONAL, INC.

By:	/s/ Bradley T. Zimmer
Name:	Bradley T. Zimmer
Title:	Vice President & General Counsel

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

LICENSEE:

ZOCO 1, LLC

By:	/s/ Tim Bennett
Name:	Tim Bennett
Title:	Vice President and Secretary

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

LICENSEE:

OZ WORKS, L.L.C.

By:	/s/ Mehmet Oz
Name:	Mehmet Oz, M.D.
Title:	Vice President

Signature Page to the Sharecare, Inc.
License Agreement

IN WITNESS WHEREOF, the parties by their duly authorized representatives have executed this Agreement effective as of the Effective Date first written above.

LICENSEE:

ARNOLD MEDIA GROUP, LLC

By:	/s/ Jeffrey T. Arnold
Name:	Jeffrey T. Arnold
Title:	Manager

EXHIBIT A

LICENSEE ENTITIES

Without limiting the generality of the Agreement, the parties agree that each of the businesses generally described below shall be considered a Licensee Entity with respect to that Licensee:

Arnold:  The 2006 Arnold Family Trust, The Five Star Travel Corporation, Flexplay Technologies, Inc., and Modo Sports, LLC